                          Dean Witter Spectrum Series

--------------------------------------------------------------------------------


                            [GRAPHIC APPEARS HERE]


    December 31, 1996
    Annual Report


                                                               [LOGO]DEAN WITTER

DEAN WITTER
Two World Trade Center
62nd Floor
New York, NY 10048
Telephone (212) 392-8899

DEAN WITTER SPECTRUM SERIES
ANNUAL REPORT
1996

Dear Limited Partner:

This marks the third annual report for Dean Witter Spectrum Series. The Net Asset Value per Unit for each of the three Spectrum Funds on December 31, 1996 were as follows:

                                    % CHANGE
           FUNDS             N.A.V. FOR YEAR
           -----             ------ --------
Spectrum Balanced ("DWSB")   $11.63   -3.7%
Spectrum Strategic ("DWSS")  $10.67   -3.5%
Spectrum Technical ("DWST")  $13.61  +18.4%

DEAN WITTER SPECTRUM BALANCED L.P. replicates a balanced portfolio of stocks, bonds and managed futures utilizing the futures, options and forward markets. Small gains were recorded during January from short Japanese yen and European currency positions as the value of these currencies moved lower versus the U.S. dollar. DWSB recorded losses during February primarily as a result of a sharp move lower in U.S. Treasury bond futures and in the managed futures portion of the portfolio in global interest rate futures and currencies. In March, losses were recorded in the bond portion of the balanced portfolio as U.S. Treasury bond futures prices decreased as well as in the managed futures portion from trading Australian and European bond futures.

Profits were posted during April primarily from trading in the agricultural markets. Additional gains were recorded from transactions involving most European cur-rencies relative to the U.S. dollar. A portion of the Fund's overall gains for the month was offset by losses in the stock portion of the balanced portfolio. Losses were recorded during May in the managed futures portion of the balanced portfolio from trading global interest rate futures as prices moved in a trendless pattern. Additional losses were recorded in currencies as the value of the Japanese yen was trendless. Gains were recorded in June from short positions in copper futures as prices plunged on news of significant losses in copper by Sumitomo Corporation. Additional gains were recorded from trading in soft commodities, energies and agriculturals. Losses in global interest rate futures and currencies offset a majority of these profits.

In July, gains were recorded from long Swiss franc, German mark and French franc positions due to a strong upward move in their value relative to the U.S. dollar. Additional gains were recorded from long Australian bond futures positions as prices moved higher late in the month. A portion of these gains was offset by losses recorded in the stock and bond portions of the balanced portfolio. During August, losses were recorded in currencies primarily due to trend reversals in the German mark and Australian dollar. In the bond portion of the balanced portfolio, losses were recorded as U.S. bond futures prices moved lower. Trading gains recorded from long crude oil futures and S&P 500 Index futures positions, as prices in both these markets moved higher, helped mitigate overall losses. Profits were recorded during September from gains in each portion of the balanced portfolio. The most significant gains were recorded in the managed futures portion from long global bond futures positions as prices moved steadily higher. Additional gains were recorded in both the stock and bond portions as S&P 500 Index and U.S. Treasury note futures prices finished the month higher.

Profits in October were recorded from long global bond futures positions as prices continued to trend higher. Additional gains were recorded from long U.S. stock and bond futures positions as prices in these markets also finished the month higher. Strong gains were recorded in November in the managed futures sector from long global bond futures positions as prices continued to trend higher. Additional gains were recorded from long U.S. Treasury note futures positions, and in the stock portion from long S&P 500 Index futures positions. Losses in December were recorded in the managed futures portion of the balanced portfolio from long global bond futures positions as prices reversed sharply lower, thus giving back a portion of previous months' profits. Additional losses were recorded in the stock and bond portion of the balanced portfolio from long U.S. Treasury note and S&P 500 Index futures positions.

FOR DEAN WITTER SPECTRUM STRATEGIC L.P., a Fund managed by three trading advisors who employ fundamental trading methodologies in a diverse portfolio of futures, recorded net losses for the year. DWSS recorded gains during January as the value of the U.S. dollar increased relative to most world currencies resulting in profits from short German mark and Japanese yen positions. Additional gains were recorded from trading gold, silver and crude oil futures. DWSS recorded significant losses in February due primarily to a sharp reversal in European and U.S. interest rate futures prices. Additional losses were recorded in currencies as the downward move in the Japanese yen and most European currencies during January abruptly reversed in February. Small losses in March were recorded from trading Japanese and European bond futures, as well as from U.S.

and German stock index futures. Additional losses were recorded in soft commodities and currencies. Gains experienced in agriculturals and energies offset a portion of overall losses during March.

In April, trading gains were recorded from trading corn, wheat and soybean futures. Additional gains were recorded in currencies from short positions in the German mark and Swiss franc as the value of these currencies moved lower relative to the U.S. dollar and other world currencies. During May, losses were recorded in energies as oil and gas prices moved lower after a previous move upward. Smaller losses were recorded from trading in global bond futures. Losses in June were recorded in agriculturals from trading wheat and soybean futures. Additional losses were recorded in metals, energies and U.S. financial futures. Gains in currencies and soft commodities helped mitigate overall losses during June.

In July, DWSS recorded losses from trading corn, wheat and soybean futures as prices in these markets moved lower. Additional losses were recorded in currencies from short Japanese yen positions as its value moved sharply higher versus the U.S. dollar. Smaller losses were recorded in soft commodities and metals. Gains recorded in financial futures offset a portion of overall losses during the month. Modest gains were recorded during August primarily due to long positions in soybean products as prices increased. Additional gains were recorded from long Japanese bond futures and in currencies from transactions involving the Japanese yen and Australian dollar. During September, gains were recorded in financial futures from long European and Japanese bond futures positions as prices moved steadily higher. Additional gains were recorded from long S&P 500 Index futures positions as prices moved sharply higher. Smaller gains were recorded in the currency and energy markets.

Gains in October were recorded from a continued upward move in Japanese and European bond futures. Additional gains were recorded from long S&P 500 Index futures positions as prices moved higher early in the month. Gains were also recorded in currencies from long British pound and Canadian dollar positions. In November, DWSS recorded gains from long positions in global stock index and bond futures as prices in these markets moved higher. Profits were also recorded in metals from long copper positions and short gold positions. During December, losses were recorded from long global interest rate futures positions as prices reversed sharply lower. Additional losses were recorded in agricultural commodities, metals, and energies.

DEAN WITTER SPECTRUM TECHNICAL L.P., a Fund managed by three trading advisors who employ long-term technical trend-following trading systems across a diverse portfolio of futures, 1996 proved to be a successful year. DWST recorded gains during January as the value of the U.S. dollar moved higher relative to most world currencies resulting in profits from short Japanese yen, Swiss franc and German mark positions. Additional gains were recorded from long European interest rate, eurodollar and global stock index futures positions as prices increased. Losses were recorded during February due to dramatic reversals in several key market complexes. The most significant losses were recorded in the currency markets as the previous downward move in the value of the Japanese yen and most European currencies abruptly reversed. Additional losses were recorded from previously established long positions in global interest rate futures and stock index futures. Gains in March were recorded in energies from long crude oil positions as prices trended higher. Additional gains were recorded from a declining value in the Japanese yen and an increasing value of the Australian dollar. A portion of these gains was offset by losses recorded in the metals, financial futures and agricultural markets.

In April, gains were recorded in currencies from short positions in the German mark and Swiss franc as the value of these currencies trended lower versus the U.S. dollar and other world currencies. Additional gains were recorded in the agricultural and energy markets. Losses were recorded during May as a result of sharp trend reversals and trendless price movement in a majority of the markets traded. The most significant of these losses were recorded in Japanese bond and Nikkei Index futures. Additional losses were experienced from long copper futures positions as prices moved sharply lower during mid-month. DWST recorded gains during June due primarily to short positions in copper futures as prices continued to move lower on news of significant losses incurred in copper by Sumitomo Corporation. Additional gains in metals were recorded from short gold, silver and aluminum futures positions. Smaller gains were recorded in the energy and currency markets.

In July, DWST recorded losses in currencies from short positions in the Japanese yen as its value moved sharply higher versus the U.S. dollar. Additional losses were recorded from global stock index and U.S. interest rate futures as prices moved in a short-term volatile pattern. Smaller losses were recorded in the agricultural and energy markets. Small losses were recorded during
August primarily due to trend reversals and choppy price movement in the currency markets. The most significant losses were recorded from short positions in the Australian dollar as its value reversed higher relative to the U.S. dollar and other world currencies. A majority of these losses was offset by gains recorded in financial futures and energies. During September, gains were recorded due primarily to a strong upward trend in oil prices. Additional gains were recorded in financial futures from long European and Japanese bond futures positions as prices moved steadily higher.

Strong gains in October were recorded as long positions in global interest rate futures profited from a continued upward trend. In currencies, long British pound positions profited as its value increased dramatically relative to the U.S. dollar, and from short Japanese yen positions as its value decreased. In November, significant gains were recorded as global interest rate futures prices continued to trend higher. Additional gains were recorded in currency trading from long British pound positions. Smaller profits were recorded in metals from long copper and short gold futures positions. Losses were recorded in December from long global interest rate futures positions as prices reversed sharply lower, thus giving back a portion of previous months' profits. Additional losses were recorded in currencies from long Australian dollar positions as its value decreased sharply relative to the U.S. dollar early in the month.

1996 proved to be the second consecutive successful year for DWST as the Fund's ability to benefit from trends in global interest rate futures and the currency markets during September, October and November, coupled with the Trading Advisors' ability to limit losses during periods of trendless price movement earlier in the year, produced strong gains for the year. In Spectrum Balanced, losses were recorded during the year despite positive performance from U.S. stock index futures during a majority of the year as a relatively light exposure to this area relative to bonds resulted in losses during early 1996. Spectrum Strategic recorded losses as the gains experienced in currencies and global bond futures during September, October and November, were offset by losses experienced in these same sectors during February and from short-term volatility in the energy and domestic commodities markets during the second half of the year. Since inception in November 1994, DWSB has increased by 16.3% (a compound annualized return of 7.5%), DWSS has increased by 6.7% (a compound annualized return of 3.2%) and DWST has increased by 36.1% (a compound annualized return of 15.9%).

Should you have any questions concerning this report, please feel free to contact Demeter Management Corporation at Two World Trade Center, 62nd Floor, New York, N.Y. 10048 or your Dean Witter Account Executive.

I hereby affirm, that to the best of my knowledge and belief, the information contained in this report is accurate and complete. Past performance is not a guarantee of future results.

    Sincerely,

    /s/Mark J. Hawley
    Mark J. Hawley
    President
    Demeter Management Corporation
    General Partner

DEAN WITTER SPECTRUM SERIES
INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
Dean Witter Spectrum Balanced L.P.
Dean Witter Spectrum Strategic L.P.
Dean Witter Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P., (collectively, the "Partnerships"), as of December 31, 1996 and 1995 and the related statements of operations, changes in partners' capital, and cash flows for the years ended December 31, 1996 and 1995 and the period from November 2, 1994 (commencement of operations) to December 31, 1994. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P., as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995 and the period from November 2, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
February 17, 1997
New York, New York

DEAN WITTER SPECTRUM BALANCED L.P.
STATEMENTS OF FINANCIAL CONDITION

                                                        DECEMBER 31,
                                                    --------------------- ---
                                                       1996       1995
                                                    ---------- ----------
                                                        $          $
 ASSETS
 Equity in Commodity futures trading accounts:
  Cash                                              19,127,125 13,409,068
  Net unrealized gain on open contracts                216,593    392,428
                                                    ---------- ----------
  Total Trading Equity                              19,343,718 13,801,496
 Subscriptions receivable                              191,569  1,061,057
 Interest receivable (DWR)                              85,483     61,129
                                                    ---------- ----------
  Total Assets                                      19,620,770 14,923,682
                                                    ========== ==========
 LIABILITIES AND PARTNERS'
 CAPITAL LIABILITIES
 Redemptions payable                                   801,425     38,746
 Accrued brokerage commissions (DWR)                    92,147     66,673
 Accrued management fee                                 20,943     13,890
 Incentive fees payable                                    --      49,873
                                                    ---------- ----------
  Total Liabilities                                    914,515    169,182
                                                    ---------- ----------
 PARTNERS' CAPITAL
 Limited Partners (1,591,356.003 and 1,209,758.681
   Units, respectively)                             18,499,873 14,604,689
 General Partner (17,752.928 and
   12,409.369 Units, respectively)                     206,382    149,811
                                                    ---------- ----------
  Total Partners' Capital                           18,706,255 14,754,500
                                                    ---------- ----------
  Total Liabilities and
   Partners' Capital                                19,620,770 14,923,682
                                                    ========== ==========
 NET ASSET VALUE PER UNIT                                11.63      12.07
                                                    ========== ==========

STATEMENTS OF OPERATIONS

                                                         FOR THE
                                  FOR THE YEARS        PERIOD FROM
                                      ENDED         NOVEMBER 2, 1994
                                  DECEMBER 31,        (COMMENCEMENT
                               -------------------- OF OPERATIONS) TO
                                 1996       1995    DECEMBER 31, 1994
                               ---------  --------- -----------------
                                   $          $             $
REVENUES
Trading Profit (Loss):
 Realized                        177,564  1,508,581      (61,916)
 Net change in unrealized       (175,835)   373,624       18,804
                               ---------  ---------      -------
 Total Trading Results             1,729  1,882,205      (43,112)
Interest income (DWR)            891,897    447,608       25,896
                               ---------  ---------      -------
 Total Revenues                  893,626  2,329,813      (17,216)
                               ---------  ---------      -------
EXPENSES
Brokerage commissions (DWR)    1,030,310    503,995       29,040
Management fee                   221,282    104,999        6,050
Incentive fees                       --     161,155          --
                               ---------  ---------      -------
 Total Expenses                1,251,592    770,149       35,090
                               ---------  ---------      -------
NET INCOME (LOSS)               (357,966) 1,559,664      (52,306)
                               =========  =========      =======
NET INCOME (LOSS) ALLOCATION:
Limited Partners                (354,537) 1,536,421      (50,640)
General Partner                   (3,429)    23,243       (1,666)
NET INCOME (LOSS) PER UNIT:
Limited Partners                    (.44)      2.24         (.17)
General Partner                     (.44)      2.24         (.17)

   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM STRATEGIC L.P.
STATEMENTS OF FINANCIAL CONDITION

                                                       DECEMBER 31,
                                                   ----------------------
                                                      1996        1995
                                                   ----------  ----------
                                                       $           $
ASSETS
Equity in Commodity futures trading accounts:
 Cash                                              45,997,912  29,593,927
 Net unrealized gain on open contracts                140,355   1,819,403
 Net option premiums                                  (45,325)    (19,873)
                                                   ----------  ----------
 Total Trading Equity                              46,092,942  31,393,457
Subscriptions receivable                              833,091   1,547,750
Interest receivable (DWR)                             163,643     108,075
                                                   ----------  ----------
 Total Assets                                      47,089,676  33,049,282
                                                   ==========  ==========
LIABILITIES AND PARTNERS'
CAPITAL LIABILITIES
Redemptions payable                                 1,490,536      77,310
Accrued brokerage commissions (DWR)                   323,442     212,825
Accrued management fees                               156,821      97,291
Incentive fees payable                                    --      198,924
                                                   ----------  ----------
 Total Liabilities                                  1,970,799     586,350
                                                   ----------  ----------
PARTNERS' CAPITAL
Limited Partners (4,184,723.907 and 2,905,719.741
  Units, respectively)                             44,645,423  32,132,595
General Partner (44,377.944 and 29,872.079 Units,
  respectively)                                       473,454     330,337
                                                   ----------  ----------
 Total Partners' Capital                           45,118,877  32,462,932
                                                   ----------  ----------
 Total Liabilities and
   Partners' Capital                               47,089,676  33,049,282
                                                   ==========  ==========
NET ASSET VALUE PER UNIT                                10.67       11.06
                                                   ==========  ==========

STATEMENTS OF OPERATIONS                                 FOR THE
                                                       PERIOD FROM
                                                     NOVEMBER 2, 1994
                                                      (COMMENCEMENT
                               FOR THE YEARS ENDED    OF OPERATIONS)
                                   DECEMBER 31,             TO
                               ---------------------   DECEMBER 31,
                                  1996       1995          1994
                               ----------  --------- ----------------
                               $               $            $
REVENUES
Trading Profit (Loss):
 Realized                       4,980,402  3,408,036     (221,731)
 Net change in unrealized      (1,679,048) 1,451,792      367,611
                               ----------  ---------     --------
 Total Trading Results          3,301,354  4,859,828      145,880
Interest income (DWR)           1,604,026    887,226       55,127
                               ----------  ---------     --------
 Total Revenues                 4,905,380  5,747,054      201,007
                               ----------  ---------     --------
EXPENSES
Brokerage commissions (DWR)     3,398,205  1,802,579      121,039
Management fees                 1,587,213    824,036       55,333
Incentive fees                    726,825    437,310       18,841
                               ----------  ---------     --------
 Total Expenses                 5,712,243  3,063,925      195,213
                               ----------  ---------     --------
NET INCOME (LOSS)                (806,863) 2,683,129        5,794
                               ==========  =========     ========
NET INCOME (LOSS) ALLOCATION:
Limited Partners                 (799,980) 2,659,882        5,704
General Partner                    (6,883)    23,247           90
NET INCOME (LOSS) PER UNIT:
Limited Partners                     (.39)      1.05          .01
General Partner                      (.39)      1.05          .01


   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM TECHNICAL L.P.
STATEMENTS OF FINANCIAL CONDITION

                                                        DECEMBER 31,
                                                   ----------------------
                                                      1996        1995
                                                   ----------- ----------
                                                        $          $
ASSETS
Equity in Commodity futures trading accounts:
 Cash                                              106,460,248 52,705,410
 Net unrealized gain on open contracts               2,533,889  4,086,548
 Net option premiums                                   328,955        --
                                                   ----------- ----------
 Total Trading Equity                              109,323,092 56,791,958
Subscriptions receivable                             5,117,123  3,091,196
Interest receivable (DWR)                              381,841    192,688
                                                   ----------- ----------
 Total Assets                                      114,822,056 60,075,842
                                                   =========== ==========
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued brokerage commissions (DWR)                    776,253    387,839
Redemptions payable                                    683,809    184,326
Accrued management fees                                376,365    177,298
                                                   ----------- ----------
 Total Liabilities                                   1,836,427    749,463
                                                   ----------- ----------
PARTNERS' CAPITAL
Limited Partners (8,216,910.942 and 5,105,307.329
  Units, respectively)                             111,852,280 58,726,495
General Partner (83,258.292 and 52,150.079 Units,
  respectively)                                      1,133,349    599,884
                                                   ----------- ----------
 Total Partners' Capital                           112,985,629 59,326,379
                                                   ----------- ----------
 Total Liabilities and Partners' Capital           114,822,056 60,075,842
                                                   =========== ==========
NET ASSET VALUE PER UNIT                                 13.61      11.50
                                                   =========== ==========

STATEMENTS OF OPERATIONS

                                                          FOR THE
                                                        PERIOD FROM
                                                     NOVEMBER 2, 1994
                               FOR THE YEARS ENDED     (COMMENCEMENT
                                   DECEMBER 31,      OF OPERATIONS) TO
                               ---------------------   DECEMBER 31,
                                  1996       1995          1994
                               ----------  --------- -----------------
                                   $           $             $
REVENUES
Trading Profit (Loss):
 Realized                      26,334,748  4,446,595     (786,137)
 Net change in unrealized      (1,552,659) 3,362,093      724,455
                               ----------  ---------     --------
 Total Trading Results         24,782,089  7,808,688      (61,682)
Interest income (DWR)           3,242,977  1,430,845       67,617
                               ----------  ---------     --------
 Total Revenues                28,025,066  9,239,533        5,935
                               ----------  ---------     --------
EXPENSES
Brokerage commissions (DWR)     6,997,531  3,003,934      149,907
Management fees                 3,273,649  1,373,227       68,529
Incentive fees                  1,852,569    600,504       19,678
                               ----------  ---------     --------
 Total Expenses                12,123,749  4,977,665      238,114
                               ----------  ---------     --------
NET INCOME (LOSS)              15,901,317  4,261,868     (232,179)
                               ==========  =========     ========
NET INCOME (LOSS) ALLOCATION:
 Limited Partners              15,737,852  4,226,249     (229,460)
 General Partner                  163,465     35,619       (2,719)
NET INCOME (LOSS) PER UNIT:
 Limited Partners                    2.11       1.72         (.22)
 General Partner                     2.11       1.72         (.22)

   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE PERIOD FROM NOVEMBER 2, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994


                         UNITS OF
                        PARTNERSHIP        LIMITED        GENERAL
                         INTEREST          PARTNERS       PARTNER        TOTAL
                       -------------      ----------      -------      ----------
                                              $              $             $
DEAN WITTER SPECTRUM BALANCED L.P.
Partners' Capital,
November 2, 1994               2.000              10           10              20
Initial Offering         249,337.719       2,395,153       98,224       2,493,377
Continuous Offering      136,998.578       1,356,754          --        1,356,754
Net Loss                         --          (50,640)      (1,666)        (52,306)
                       -------------      ----------      -------      ----------
Partners' Capital,
December 31, 1994        386,338.297       3,701,277       96,568       3,797,845
Continuous Offering      856,935.520       9,609,381       30,000       9,639,381
Net Income                       --        1,536,421       23,243       1,559,664
Redemptions              (21,105.767)       (242,390)         --         (242,390)
                       -------------      ----------      -------      ----------
Partners' Capital,
December 31, 1995      1,222,168.050      14,604,689      149,811      14,754,500
Continuous Offering      647,218.304       7,199,621       60,000       7,259,621
Net Loss                         --         (354,537)      (3,429)       (357,966)
Redemptions             (260,277.423)     (2,949,900)         --       (2,949,900)
                       -------------      ----------      -------      ----------
Partners' Capital
December 31, 1996      1,609,108.931      18,499,873      206,382      18,706,255
                       =============      ==========      =======      ==========
DEAN WITTER SPECTRUM STRATEGIC L.P.
Partners' Capital,
November 2, 1994               2.000              10           10              20
Initial Offering         671,717.229       6,617,182       99,990       6,717,172
Continuous Offering      519,075.104       5,168,943       27,000       5,195,943
Net Income                       --            5,704           90           5,794
                       -------------      ----------      -------      ----------
Partners' Capital,
December 31, 1994      1,190,794.333      11,791,839      127,090      11,918,929
Continuous Offering    1,880,517.736      19,071,379      180,000      19,251,379
Net Income                       --        2,659,882       23,247       2,683,129
Redemptions             (135,720.249)     (1,390,505)         --       (1,390,505)
                       -------------      ----------      -------      ----------
Partners' Capital,
December 31, 1995      2,935,591.820      32,132,595      330,337      32,462,932
Continuous Offering    1,784,521.074      18,480,024      150,000      18,630,024
Net Loss                         --         (799,980)      (6,883)       (806,863)
Redemptions             (491,011.043)     (5,167,216)         --       (5,167,216)
                       -------------      ----------      -------      ----------
Partners' Capital
December 31, 1996      4,229,101.851      44,645,423      473,454      45,118,877
                       =============      ==========      =======      ==========



   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM SERIES

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE PERIOD FROM NOVEMBER 2, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

                       UNITS OF
                      PARTNERSHIP       LIMITED       GENERAL
                       INTEREST        PARTNERS       PARTNER        TOTAL
                     -------------    -----------    ---------    -----------
                                           $             $             $
DEAN WITTER SPECTRUM TECHNICAL L.P.
Partners' Capital,
November 2, 1994             2.000             10           10             20
Initial Offering       795,200.117      7,838,027      113,974      7,952,001
Continuous
  Offering             731,002.303      7,163,212       48,000      7,211,212
Net Loss                       --        (229,460)      (2,719)      (232,179)
                     -------------    -----------    ---------    -----------
Partners' Capital,
December 31, 1994    1,526,204.420     14,771,789      159,265     14,931,054
Continuous
  Offering           3,799,373.914     41,608,374      405,000     42,013,374
Net Income                     --       4,226,249       35,619      4,261,868
Redemptions           (168,120.926)    (1,879,917)         --      (1,879,917)
                     -------------    -----------    ---------    -----------
Partners' Capital,
December 31, 1995    5,157,457.408     58,726,495      599,884     59,326,379
Continuous
 Offering            3,684,340.110     44,072,998      370,000     44,442,998
Net Income                     --      15,737,852      163,465     15,901,317
Redemptions           (541,628.284)    (6,685,065)         --      (6,685,065)
                     -------------    -----------    ---------    -----------
Partners' Capital,
December 31, 1996    8,300,169.234    111,852,280    1,133,349    112,985,629
                     =============    ===========    =========    ===========



   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM BALANCED L.P.
STATEMENTS OF CASH FLOWS

                                                              FOR THE
                                                            PERIOD FROM
                                        FOR THE          NOVEMBER 2, 1994
                                      YEARS ENDED          (COMMENCEMENT
                                     DECEMBER 31,        OF OPERATIONS) TO
                                 ----------------------    DECEMBER 31,
                                    1996        1995           1994
                                 ----------  ----------  -----------------
                                     $           $               $
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)                  (357,966)  1,559,664        (52,306)
Noncash item included in net
  income (loss):
 Net change in unrealized           175,835    (373,624)       (18,804)
Increase in operating assets:
 Interest receivable (DWR)          (24,354)    (44,925)       (16,204)
Increase (decrease) in
  operating liabilities:
 Accrued brokerage
   commissions (DWR)                 25,474      50,100         16,573
 Accrued management fee               7,053      10,437          3,453
 Incentive fee payable              (49,873)     49,873            --
                                 ----------  ----------      ---------
Net cash provided
  by (used for) operating
  activities                       (223,831)  1,251,525        (67,288)
                                 ----------  ----------      ---------
CASH FLOWS FROM
  FINANCING ACTIVITIES
Offering of units                 7,259,621   9,639,381      3,850,131
Increase (decrease) in
  subscriptions receivable          869,488    (538,337)      (522,720)
Increase in redemptions payable     762,679      38,746            --
Redemptions of units             (2,949,900)   (242,390)           --
                                 ----------  ----------      ---------
Net cash provided
  by financing activities         5,941,888   8,897,400      3,327,411
                                 ----------  ----------      ---------
Net increase in cash              5,718,057  10,148,925      3,260,123
Balance at beginning of period   13,409,068   3,260,143             20
                                 ----------  ----------      ---------
Balance at end of period         19,127,125  13,409,068      3,260,143
                                 ==========  ==========      =========

   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM STRATEGIC L.P.
STATEMENTS OF CASH FLOWS

                                                                  FOR THE
                                                                PERIOD FROM
                                            FOR THE          NOVEMBER 2, 1994
                                          YEARS ENDED          (COMMENCEMENT
                                         DECEMBER 31,        OF OPERATIONS) TO
                                     ----------------------    DECEMBER 31,
                                        1996        1995           1994
                                     ----------  ----------  -----------------
                                         $           $               $
CASH FLOWS FROM-
  OPERATING ACTIVITIES
Net income (loss)                      (806,863)  2,683,129          5,794
Noncash item included in net income
  (loss):
 Net change in unrealized             1,679,048  (1,451,792)      (367,611)
(Increase) decrease in operating
  assets:
 Net option premiums                     25,452     (26,584)        46,457
 Interest receivable (DWR)              (55,568)    (72,271)       (35,804)
Increase (decrease) in operating
  liabilities:
 Accrued brokerage commissions (DWR)    110,617     140,765         72,060
 Accrued management fees                 59,530      64,349         32,942
 Incentive fees payable                (198,924)    180,083         18,841
                                     ----------  ----------     ----------
Net cash provided by (used for)
  operating activities                  813,292   1,517,679       (227,321)
                                     ----------  ----------     ----------
CASH FLOWS FROM-
  FINANCING ACTIVITIES
Offering of units                    18,630,024  19,251,379     11,913,115
(Increase) decrease in
  subscriptions receivable              714,659     488,896     (2,036,646)
Increase in redemptions payable       1,413,226      77,310            --
Redemptions of units                 (5,167,216) (1,390,505)           --
                                     ----------  ----------     ----------
Net cash provided by financing
  activities                         15,590,693  18,427,080      9,876,469
                                     ----------  ----------     ----------
Net increase in cash                 16,403,985  19,944,759      9,649,148
Balance at beginning of period       29,593,927   9,649,168             20
                                     ----------  ----------     ----------
Balance at end of period             45,997,912  29,593,927      9,649,168
                                     ==========  ==========     ==========

   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM TECHNICAL L.P.
STATEMENTS OF CASH FLOWS

                                                                  FOR THE
                                                                PERIOD FROM
                                                              NOVEMBER 2, 1994
                                      FOR THE YEARS ENDED     (COMMENCEMENT OF
                                          DECEMBER 31,         OPERATIONS) TO
                                     -----------------------    DECEMBER 31,
                                        1996         1995           1994
                                     -----------  ----------  ----------------
                                          $           $              $
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)                     15,901,317   4,261,868       (232,179)
Noncash item included
  in net income (loss):
 Net change in unrealized              1,552,659  (3,362,093)      (724,455)
Increase in operating assets:
Net option premiums                     (328,955)        --             --
Interest receivable (DWR)               (189,153)   (146,210)       (46,478)
Increase (decrease) in operating
  liabilities:
 Accrued brokerage commissions (DWR)     388,414     295,915         91,924
 Accrued management fees                 199,067     135,276         42,022
 Incentive fees payable                      --      (19,678)        19,678
                                     -----------  ----------     ----------
Net cash provided by (used for)
  operating activities                17,523,349   1,165,078       (849,488)
                                     -----------  ----------     ----------
CASH FLOWS FROM
  FINANCING ACTIVITIES
Offering of units                     44,442,998  42,013,374     15,163,213
Increase in subscriptions
  receivable                          (2,025,927)   (606,947)    (2,484,249)
Increase in redemptions payable          499,483     184,326            --
Redemptions of units                  (6,685,065) (1,879,917)           --
                                     -----------  ----------     ----------
Net cash provided by financing
  activities                          36,231,489  39,710,836     12,678,964
                                     -----------  ----------     ----------
Net increase in cash                  53,754,838  40,875,914     11,829,476
Balance at beginning of period        52,705,410  11,829,496             20
                                     -----------  ----------     ----------
Balance at end of period             106,460,248  52,705,410     11,829,496
                                     ===========  ==========     ==========

   The accompanying notes are an integral part of these financial statements.

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Dean Witter Spectrum Balanced L.P. ("Spectrum Balanced"), Dean Witter Spectrum Strategic L.P. ("Spectrum Strategic") and Dean Witter Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership," or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities, and other commodities interests, including foreign currencies, financial instruments, precious and industrial metals, energy products, and agriculturals. The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and the General Partner are wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD").

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

REVENUE RECOGNITION--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets for the month in the case of Spectrum Strategic and Spectrum Technical and 100% in the case of Spectrum Balanced. The interest rate is equal to a prevailing rate on U.S. Treasury Bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

NET INCOME (LOSS) PER UNIT--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

EQUITY IN COMMODITY FUTURES TRADING ACCOUNTS--The Partnerships' assets "Equity in Commodity futures trading accounts" consist of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premiums paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because each Partnership has a master netting agreement with DWR.

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS--

Prior to September 1, 1996, brokerage fees for Spectrum Balanced were accrued at a monthly rate of 1/2 of 1% of the Net Assets as of the first day of each month. Effective September 1, 1996, brokerage fees were accrued at a monthly rate of 11/24 of 1% of the Net Assets as of the first day of the month.

Prior to September 1, 1996, brokerage fees for Spectrum Strategic and Spectrum Technical were accrued at a monthly rate of 35/48 of 1% of the Net Assets as of the first day of each month. Effective September 1, 1996, brokerage fees were accrued at a monthly rate of 33/48 of 1% of the Net Assets as of the first day of the month.

Such fees will cover all brokerage commissions, transaction fees and costs and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES--The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees and other related expenses, are borne by DWR through the brokerage fees paid by each Partnership.

INCOME TAXES--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS--Distributions, other than on redemption of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING--Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of the month. No selling commissions or charges related to the continuing offering of Units will be paid by the Limited Partners or the Partnership. DWR will pay all such costs.

REDEMPTIONS--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day that is six months after the closing at which a person becomes a limited partner, upon five business days advance notice by redemption form to Demeter. Thereafter, Units may be redeemed as of the end of any month upon five business days advance notice by redemption form to Demeter. However, any Units redeemed at or prior to the end of the twelfth, eighteenth, or twenty-fourth full months following the closing at which such person first becomes a limited partner, may be assessed a

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

redemption charge equal to 3%, 2% or 1%, respectively, of the Net Asset Value per Unit on the date of such redemption. Redemptions must be made in whole Units, in a minimum amount of 50 Units, unless a Limited Partner is redeeming his entire interest in a Partnership.

EXCHANGES--On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may exchange their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIP--Each Partnership will terminate on December 31, 2035 regardless of its financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage commissions to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in
Note 1. Each Partnership is authorized to issue and sell Units at Monthly Closings at a price per Unit equal to 100% of the Net Asset Value of a Unit of such Partnership as of the close of business on the date of such monthly closing.

3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership are as follows:

Dean Witter Spectrum Balanced L.P.
 RXR, Inc.

Dean Witter Spectrum Strategic L.P.
 Blenheim Investments, Inc.
 A. Gary Shilling & Co., Inc.
 Willowbridge Associates Inc.

Dean Witter Spectrum Technical L.P.
 Campbell & Company, Inc.
 Chesapeake Capital Corporation
 John W. Henry & Company, Inc. ("JWH")

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE--The management fee is accrued at the rate of 5/48 of 1% of the Net Assets on the first day of each month (a 1.25% annual rate) to Spectrum Balanced.

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets allocated to each trading advisor on the first day of each month (a 4% annual rate) to Spectrum Strategic and Spectrum Technical.

INCENTIVE FEE--Each Partnership will pay a monthly incentive fee equal to 15% of the "Trading Profits", as defined in the Limited Partnership Agreement, experienced with respect to each trading manager's allocated Net Assets as of the end of each calendar month. When trading losses are incurred, no incentive fee will be paid in subsequent months until all such losses are recovered.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At December 31, 1996 and 1995, open contracts were:

                                                  SPECTRUM BALANCED
                                                ---------------------
                                                     CONTRACT OR
                                                   NOTIONAL AMOUNT
                                                ---------------------
                                                   1996       1995
                                                ---------- ----------
                                                    $          $
EXCHANGE-TRADED CONTRACTS
Financial Futures:
 Commitment to Purchase                         18,417,000 10,185,000
 Commitment to Sell                             13,206,000  1,286,000
Commodity Futures:
 Commitment to Purchase                          4,064,000  4,769,000
 Commitment to Sell                              4,337,000  1,109,000
Foreign Futures:
 Commitment to Purchase                         61,568,000 16,671,000
 Commitment to Sell                              4,802,000     73,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
 Commitment to Purchase                          8,070,000  6,993,000
 Commitment to Sell                             17,843,000  6,806,000

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                                  SPECTRUM STRATEGIC
                                                -----------------------
                                                      CONTRACT OR
                                                    NOTIONAL AMOUNT
                                                -----------------------
                                                   1996        1995
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED CONTRACTS
Financial Futures:
 Commitment to Purchase                          15,204,000 112,590,000
 Commitment to Sell                              28,092,000  27,712,000
 Options Written                                  5,212,000   9,865,000
Commodity Futures:
 Commitment to Purchase                          36,735,000 142,365,000
 Commitment to Sell                              16,911,000  20,701,000
 Options Written                                  2,126,000   8,762,000
Foreign Futures:
 Commitment to Purchase                          37,389,000  88,628,000
 Commitment to Sell                              10,787,000  17,287,000
 Options Written                                        --      200,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
 Commitment to Purchase                           1,157,000     242,000
 Commitment to Sell                               1,121,000     242,000
                                                  SPECTRUM TECHNICAL
                                                -----------------------
                                                      CONTRACT OR
                                                    NOTIONAL AMOUNT
                                                -----------------------
                                                   1996        1995
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED CONTRACTS
Financial Futures:
 Commitment to Purchase                         113,494,000 107,671,000
 Commitment to Sell                              88,136,000  20,387,000
 Options Written                                  4,505,000         --
Commodity Futures:
 Commitment to Purchase                          21,658,000  51,165,000
 Commitment to Sell                              51,283,000  15,282,000
Foreign Futures:
 Commitment to Purchase                         112,745,000 136,327,000
 Commitment to Sell                              81,929,000   8,149,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
 Commitment to Purchase                          40,864,000   7,035,000
 Commitment to Sell                              24,397,000  44,415,000

A portion of the amounts indicated as off-balance-sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at December 31, 1996 and 1995, respectively, $216,593 and $392,428 for Spectrum Balanced, $140,355 and $1,819,403 for Spectrum Strategic, and $2,533,889 and $4,086,548 for Spectrum Technical.

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


For Spectrum Balanced, of the $216,593 net unrealized gain on open contracts at December 31, 1996, $292,886 related to exchange-traded futures contracts and $(76,293) related to off-exchange-traded forward currency contracts. Of the $392,428 net unrealized gain on open contracts at December 31, 1995, $428,893 related to exchange traded futures contracts and ($36,465) related to off-exchange-traded forward currency contracts.

For Spectrum Strategic, of the $140,355 net unrealized gain on open contracts at December 31, 1996, $140,193 related to exchange-traded futures contracts and $162 related to off-exchange-traded forward currency contracts. The $1,819,403 net unrealized gain on open contracts at December 31, 1995, related entirely to exchange traded futures and option contracts.

For Spectrum Technical, of the $2,533,889 net unrealized gain on open contracts at December 31, 1996, $2,802,603 related to exchange-traded futures contracts and $(268,714) related to off-exchange-traded forward currency contracts. Of the $4,086,548 net unrealized gain on open contracts at December 31, 1995, $4,164,279 related to exchange traded futures and option contracts and ($77,731) related to off-exchange-traded forward currency contracts.

The contract amounts in the above table represent the Partnerships' extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 1996 and 1995 mature as follows:

                                 1996          1995
                             ------------- -------------
 SPECTRUM BALANCED
 Exchange-Traded Contracts     June 1997     June 1996
 Off-Exchange-Traded
   Forward Currency
   Contracts                 January 1997  January 1996
 SPECTRUM STRATEGIC
 Exchange-Traded Contracts   December 1997 December 1996
 Off-Exchange-Traded
   Forward Currency
   Contracts                 January 1997  January 1996
 SPECTRUM TECHNICAL
 Exchange-Traded Contracts   December 1997 December 1996
 Off-Exchange-Traded
   Forward Currency
   Contracts                  March 1997   January 1996

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


The Partnerships also have credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant for all of the Partnership's exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which funds totaled at December 31, 1996 and 1995 respectively, $19,420,011 and $13,837,961 for Spectrum Balanced, $46,138,105 and $31,413,330 for Spectrum Strategic and $109,262,851 and
$56,869,689 for Spectrum Technical. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all of such contracts, to perform.

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


For the years ended December 31, 1996 and 1995 the average fair value of financial instruments held for trading purposes was as follows:

                                                         1996
                                                ----------------------
                                                  SPECTRUM BALANCED
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               24,615,000  8,611,000
Options on Financial Futures                       375,000  2,717,000
Commodity Futures                                3,317,000  2,528,000
Foreign Futures                                 31,242,000 11,045,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS  18,038,000 16,158,000
                                                         1995
                                                ----------------------
                                                  SPECTRUM BALANCED
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               10,315,000  1,410,000
Commodity Futures                                2,419,000    649,000
Foreign Futures                                  6,285,000  1,934,000
OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS   4,014,000  4,079,000
                                                         1996
                                                ----------------------
                                                  SPECTRUM STRATEGIC
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               41,783,000 37,098,000
Options on Financial Futures                    10,093,000  1,401,000
Commodity Futures                               93,183,000  8,843,000
Options on Commodity Futures                    17,066,000  2,566,000
Foreign Futures                                 59,665,000 12,417,000
Options on Foreign Futures                       3,267,000     16,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS   4,367,000  4,704,000
                                                         1995
                                                ----------------------
                                                  SPECTRUM STRATEGIC
                                                ----------------------
                                                  ASSETS   LIABILITIES
                                                ---------- -----------
                                                    $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               28,704,000 16,932,000
Commodity Futures                               51,920,000 11,250,000
Foreign Futures                                 31,941,000 11,889,000
OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS      71,000     48,000

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                                         1996
                                                -----------------------
                                                  SPECTRUM TECHNICAL
                                                -----------------------
                                                  ASSETS    LIABILITIES
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                               131,914,000 117,625,000
Options on Financial Futures                      5,437,000     375,000
Commodity Futures                                40,606,000  45,449,000
Options on Commodity Futures                      5,157,000         --
Foreign Futures                                 144,435,000  60,257,000
Options on Foreign Futures                        7,143,000         --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS   35,572,000  39,498,000
                                                         1995
                                                -----------------------
                                                  SPECTRUM TECHNICAL
                                                -----------------------
                                                  ASSETS    LIABILITIES
                                                ----------- -----------
                                                     $           $
EXCHANGE-TRADED CONTRACTS:
Financial Futures                                45,660,000  26,140,000
Commodity Futures                                19,938,000  11,023,000
Foreign Futures                                  50,015,000  19,011,000
OFF-EXCHANGE-TRADED FOREIGN CURRENCY CONTRACTS   21,986,000  18,280,000

5. LEGAL MATTERS

On September 6, 10, and 20, 1996, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures & Currency Management Inc., DWD (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including JWH) to those pools. Similar purported class actions were also filed on September 18 and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including
JWH) on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. Generally, these complaints allege, among other things, that the defendants committed fraud, deceit, misrepresentation, breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in connection with the sale and operation of the various limited partnership commodity pools. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in

DEAN WITTER SPECTRUM SERIES
NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

DEAN WITTER REYNOLDS INC.

Two World Trade Center

62nd Floor

New York, NY 10048
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